                                                                     EXHIBIT 11


                     COMPUTER NETWORK TECHNOLOGY CORPORATION

   Statement Re: Computation of Net Income (loss) Per Basic and Diluted Share
                      (in thousands, except per share data)
                                   (Unaudited)


                                                               Weighted Average      Per Share
                                           Net Income(loss)   Shares Outstanding      Amount
                                           ----------------   ------------------     ---------
Three Months Ended October 31, 2001:
  Basic                                         $ 2,398            29,923             $   .08
  Dilutive effect of
  employee stock purchase
  awards and options(1)                              --             1,272                  --
                                                -------           -------             -------
  Diluted                                       $ 2,398            31,195             $   .08
                                                =======           =======             =======


Three Months Ended October 31, 2000:
  Basic                                         $ 3,705            25,248             $   .15
  Dilutive effect of
  employee stock purchase
  awards and options(1)                              --             2,610                (.02)
                                                -------           -------             -------
  Diluted                                       $ 3,705            27,858             $   .13
                                                =======           =======             =======


Nine Months Ended October 31, 2001:
  Basic                                         $(4,978)           29,806             $  (.17)
  Dilutive effect of
  employee stock purchase
  awards and options(1)                              --                --                  --
                                                -------           -------             -------
  Diluted                                       $(4,978)           29,806             $  (.17)
                                                =======           =======             =======


Nine Months Ended October 31, 2000:
  Basic                                         $ 7,588            24,432             $   .31
  Dilutive effect of
  employee stock purchase
  awards and options(1)                              --             2,303                (.03)
                                                -------           -------             -------
  Diluted                                       $ 7,588            26,735             $   .28
                                                =======           =======             =======


(1) Potential dilutive securities, consisting of outstanding stock options and shares issuable under the employee stock purchase plan, are included in the computation of diluted net income per share using the treasury stock method.